Exhibit 11.1

Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

|---------------------------------------------|----------------|----------------|----------------|----------------|
|                                             |   Three months |  Three months  |     Six months |      Six months|
|                                             | ended June 30, | ended June 30, | ended June 30, | ended June 30, |
|                                             |           2003 |          2002  |           2003 |           2002 |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Net loss allocable to common denominator    | $(17,451,487)  | $ (3,859,579)  | $ (20,851,679) | $ (11,447,306) |
|  (numerator)                                |                |                |                |                |
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Share used in the calculation (denominator) |                |                |                |                |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Weighted average shares outstanding      |          100   |         100    |          100   |         100    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Effect of diluted stock options          |           --   |          --    |           --   |          --    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|    Fully diluted shares                     |          100   |         100    |          100   |         100    |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Basic earnings per share                    | $   (174,515)  |  $  (38,596)   |  $  (208,517)  |  $  (114,473)  |
|---------------------------------------------|----------------|----------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|----------------|----------------|
| Fully diluted earnings per share            | $   (174,515)  |  $  (38,596)   |  $  (208,517)  |  $  (114,473)  |
|---------------------------------------------|----------------|----------------|----------------|----------------|